UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2007
Crescent Real Estate Equities Company
(Exact name of registrant as specified in its charter)

Texas	1-13038	52-1862813
(State or other jurisdiction of organization)	(Commission File Number)	(IRS Employer Identification No.)
777 Main Street, Suite 2100
Fort Worth, Texas 76102
(817) 321-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 22, 2007, Crescent Real Estate Equities Company, a Texas real estate investment trust (the “Company”), Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), Moon Acquisition Holdings LLC, a Delaware limited liability company (“Parent”), Moon Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“REIT Merger Sub”), and Moon Acquisition Limited Partnership, a Delaware limited partnership of which Parent is the sole general partner (“Partnership Merger Sub” and, together with Parent and REIT Merger Sub, the “Buyer Parties”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Buyer Parties, all of which are affiliates of Morgan Stanley Real Estate, will acquire the Company in an all-cash transaction (the “Transaction”).
     Pursuant to the terms of the Merger Agreement, at closing the Company will merge with and into REIT Merger Sub, which will be the surviving entity (the “Company Merger”), and Partnership Merger Sub will merge with and into the Operating Partnership, which will be the surviving entity (the “Partnership Merger” and, together with the Company Merger, the “Mergers”).
     Upon the effective time of the Mergers: (i) each outstanding Common Share not owned by the Company or its affiliates or not subject to dissenter’s rights, will automatically be canceled and converted into the right to receive cash, without interest, equal to $22.80 per Common Share (the “Common Share Consideration”), (ii) each outstanding unit of interest in the Operating Partnership other than a Restricted Unit (a “Unit”) will automatically be canceled and converted into the right to receive cash, without interest, equal to $45.60 per Unit (the “Unit Consideration”), (iii) each outstanding option to purchase Common Shares or Units (an “Option”) will automatically be canceled and converted into the right to receive cash equal to the product of (x) the number of Common Shares or Units issuable upon exercise of the Option, and (y) the excess of the Common Share Consideration or Unit Consideration, as applicable, over the exercise price of the Option per Common Share or Unit, respectively, and (iv) each restricted unit issued under the long-term incentive plans of the Operating (a “Restricted Unit”) will automatically be canceled and converted into the right to receive $45.60 per Restricted Unit, plus accrued and unpaid dividends.
     The Transaction was unanimously approved by the Company’s Board of Trust Managers, which recommended that the holders of the Common Shares approve the transaction. In addition, Mr. Richard E. Rainwater, Chairman of the Company’s Board of Trust Managers, entered into a voting agreement pursuant to which he agreed to vote the Common Shares that he beneficially owns in favor of Company Merger, and the Company and Crescent Real Estate Equities, Ltd., a Delaware corporation and the sole general partner of the Operating Partnership, entered into a voting agreement pursuant to which they agreed to vote their partnership interests in favor of the Partnership Merger, in each case for so long as the Merger Agreement has not been terminated.
     The Company, the Operating Partnership and the Buyer Parties have made various representations, warranties and covenants in the Merger Agreement. Among other things, the Company is subject to restrictions on its ability to solicit third-party proposals, or provide information to and engage in discussions with such third parties. Subject to the terms of the Merger Agreement, however, the Company may provide information and participate in discussions with respect to any unsolicited third party proposal that the Board of Trust Managers, after consultation with its advisors and notice to the Buyer Parties, determines is reasonably likely to be or become a “Superior Proposal” as defined in the Merger Agreement.
     The Merger Agreement may be terminated by the Company and/or Parent under certain circumstances, including if the Mergers have not been consummated on or before October 31, 2007, if the Company’s shareholders do not approve the Transaction, if a party is in breach of the representations and warranties contained in the Merger Agreement such that a condition to closing is incapable of being satisfied, or if the Company has approved a Superior Proposal in accordance with the Merger Agreement. In the event the Merger Agreement is terminated because the Company’s Board of Trust Managers decides to recommend a Superior Proposal to the Company’s shareholders or if the Company’s shareholders do not approve the Transaction and the Company announces an “Acquisition Proposal” (as defined in the Merger Agreement) before the Merger Agreement is terminated and enters into an agreement with respect to such proposal within 12 months of the termination of the Merger Agreement, the Company is obligated to pay a fee of $64,200,000 to Parent.
     Completion of the Transaction is subject to approval by the affirmative vote of the holders of at least two-thirds of the outstanding Common Shares, as well as to the satisfaction of certain customary closing conditions and the possible review and clearance of necessary filings by the Securities and Exchange Commission and other governmental authorities. Morgan Stanley and Morgan Stanley Real Estate Funding II, L.P. have agreed to guarantee the payment obligations of the Buyer Parties under the Merger Agreement in the amount of up to $300,000,000.
     The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.01 to this Current Report on Form 8-K.
     On May 22, 2007, the Company issued a press release announcing the Mergers, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
The following exhibits are included in this Form 8-K.
     (d) Exhibits
2.01	Agreement and Plan of Merger among Crescent Real Estate Equities Company, Crescent Real Estate Equities Limited Partnership, Moon Acquisition Holdings LLC, Moon Acquisition LLC and Moon Acquisition Limited Partnership, dated as of May 22, 2007
99.1	Press Release, dated May 22, 2007, of Crescent Real Estate Equities Company relating to the execution of an Agreement and Plan of Merger
ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
The foregoing summary of the terms of the agreement between the Company and Morgan Stanley does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as an exhibit to this Current Report on Form 8-K.
The Company’s trust managers, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in favor of the proposed Transaction. Information about the Company and its trust managers and executive officers, and their ownership of the Company’s securities, is set forth in the Company’s Amendment to Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2007 and amended on May 2, 2007. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.
In connection with the proposed merger, the Company also will file a proxy statement with the SEC and, upon SEC clearance, will mail the proxy to shareholders. Shareholders of the Company are urged to read the proxy statement regarding the proposed merger when it becomes available, because it will contain important information. Shareholders will be able to obtain a copy of the proxy statement as well as other filings containing information about the Company, when available, without charge, at the SEC’s Internet site (http://www.sec.gov). In addition, copies of the proxy statement can be obtained, when available, without charge, by directing a request to the Company via the telephone numbers listed below.
Jane E. Mody, Managing Director and Chief Financial Officer, Crescent (817) 321-1086
Jeremy C. Sweek, Investor & Media Relations Senior Manager, Crescent (817) 321-1464
Alyson D’Ambrisi, Media Relations, Morgan Stanley +44 207 425 2431
FORWARD-LOOKING STATEMENTS
This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. Crescent assumes no duty whatsoever to update these forward-looking statements or to conform them to future events or developments.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT REAL ESTATE EQUITIES COMPANY
Date: May 24, 2007	By:	/s/ Jane E. Mody
Jane E. Mody
Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.01	Agreement and Plan of Merger among Crescent Real Estate Equities Company, Crescent Real Estate Equities Limited Partnership, Moon Acquisition Holdings LLC, Moon Acquisition LLC and Moon Acquisition Limited Partnership, dated as of May 22, 2007
99.1	Press Release, dated May 22, 2007, of Crescent Real Estate Equities Company relating to the execution of an Agreement and Plan of Merger